UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 5, 2020
Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE
WOONSOCKET, RHODE ISLAND 02895
(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 5, 2020, Summer Infant, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) in Woonsocket, Rhode Island. Set forth below are the matters submitted at the Special Meeting by the Board of Directors to a vote of the Company’s stockholders and the final results of the voting for each proposal.

Proposal 1: Approval of the Reverse Stock Split

The adoption of the amendment to the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split at a ratio between 1-for-3 and 1-for-20 was approved based on the following vote:

For	Against	Abstained
16,046.991	562,842	119,125

Proposal 2: Approval, if Necessary, of the Adjournment of the Special Meeting

The adjournment(s) of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1 was approved based on the following vote:

For	Against	Abstained
15,827,308	810,019	91,631

The Special Meeting was not adjourned because Proposal 1 was approved by the affirmative vote of the majority of the shares of common stock entitled to vote at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: March 5, 2020	By:	/s/ Paul Francese
Paul Francese
Senior Vice President and Chief Financial Officer